As filed with the Securities and Exchange Commission on May 2, 2011
Registration No. 333-165739

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERGY XXI (BERMUDA) LIMITED
ENERGY XXI GULF COAST, INC.*
(Exact name of registrants as specified in their charters)
Bermuda	98-0499286
Delaware	20-4278595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Canon’s Court, 22 Victoria Street, PO Box HM 1179,
Hamilton HM EX, Bermuda
441-295-2244

1021 Main, Suite 2626
Houston, Texas 77002
713-351-3000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Juliet Evans
Canon’s Court, 22 Victoria Street, PO Box HM 1179,
Hamilton HM EX, Bermuda
441-295-2244

Bo Boyd
1021 Main, Suite 2626
Houston, Texas 77002
713-351-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
T. Mark Kelly
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas  77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(4)	Amount of registration fee(5)
Debt Securities of Energy XXI Gulf Coast, Inc.
Common Stock of Energy XXI (Bermuda) Limited, par value $0.005 per share
Preferred Stock of Energy XXI (Bermuda) Limited, par value $0.001 per share
Warrants
Rights
Depositary Shares(2)
Units
Guarantees of Debt Securities by Energy XXI (Bermuda) Limited and/or certain of its subsidiaries(3)
Total

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of Energy XXI (Bermuda) Limited common stock that may become issuable as a result of any stock split, stock dividends or similar event.

(2)
The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement.  If Energy XXI (Bermuda) Limited elects to offer to the public fractional interests in shares of its preferred stock, then it will distribute depositary shares, evidenced by depositary receipts issued pursuant to a deposit agreement, to those persons purchasing the fractional interests and will issue the shares of its preferred stock to the depositary under the deposit agreement.

(3)
If a series of debt securities of Energy XXI Gulf Coast, Inc. is issued, such series will be fully and unconditionally guaranteed by Energy XXI (Bermuda) Limited and may be guaranteed by Energy XXI (Bermuda) Limited and one or more of the subsidiaries of Energy XXI (Bermuda) Limited.  No additional consideration will be received for such guarantees.  Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

(4)
An indeterminate aggregate offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(5)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee required in connection with this registration statement.  Any additional fees will be paid in advance or on a pay as you go basis.

*	Includes certain registrant guarantors identified below.

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Energy XXI USA, Inc. (Exact Name of Registrant As Specified In Its Charter)	20-4278552 (I.R.S. Employer Identification Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Energy XXI GOM, LLC (Exact Name of Registrant As Specified In Its Charter)	56-2140027 (I.R.S. Employer Identification Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Energy XXI Texas Onshore, LLC (Exact Name of Registrant As Specified In Its Charter)	20-0650294 (I.R.S. Employer Identification Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Energy XXI Onshore, LLC (Exact Name of Registrant As Specified In Its Charter)	20-0650308 (I.R.S. Employer Identification Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Energy XXI Pipeline, LLC (Exact Name of Registrant As Specified In Its Charter)	27-4165863 (I.R.S. Employer Identification Number)

PART I

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-165739) (the “Registration Statement”) of Energy XXI (Bermuda) Limited (“EXXI”) and Energy XXI Gulf Coast, Inc. is being filed to (i) add Energy XXI Pipeline, LLC, a wholly-owned subsidiary of EXXI (the “Subsidiary Guarantor”), listed on the previous page as a co-registrant to the Registration Statement to allow such Subsidiary Guarantor to guarantee the debt securities covered by the Registration Statement, (ii) add such guarantee of debt securities to the Registration Statement, (iii) update the information in Part II with respect to the addition of the Subsidiary Guarantor and (iv) file or incorporate by reference additional exhibits to the Registration Statement.  No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement.  Accordingly, such base prospectus is being omitted from this filing.  This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission (“SEC”).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.       Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of the registrants under the Securities Act of 1933 or the Securities Exchange Act of 1934, as indicated in parentheses:

1.1*	—	Form of Underwriting Agreement.
4.1***	—	Form of Indenture.
4.2*	—	Form of Note.
4.3*	—	Form of Deposit Agreement.
4.4*	—	Form of Depositary Receipt.
4.5*	—	Form of Warrant Agreement, including Form of Warrant Certificate.
4.6*	—	Form of Guarantee Agreement.
4.7*	—	Form of Rights Agreement, including Form of Rights Certificate.
5.1*	—	Opinion of Appleby as to the legality of certain of the securities being registered.
5.2	—	Opinion of Vinson & Elkins L.L.P. as to the legality of certain of the securities being registered.
12.1***	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of UHY LLP.
23.2	—	Consent of Netherland, Sewell & Associates, Inc.
23.3*	—	Consent of Appleby (contained in Exhibit 5.1).
23.4	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2).
24.1***	—	Powers of Attorney (contained on signature pages).
25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

***	Previously filed with this Registration Statement

Item 17.       Undertakings.

(a)  Each undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(c)    Each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 2, 2011.

ENERGY XXI (BERMUDA) LIMITED

By:	/s/ JOHN D. SCHILLER, JR.
Name:	John D. Schiller, Jr.
Title:	Chief Executive Officer

ENERGY XXI GULF COAST, INC.
ENERGY XXI USA, INC.
ENERGY XXI GOM, LLC
ENERGY XXI ONSHORE, LLC
ENERGY XXI TEXAS ONSHORE, LLC
ENERGY XXI PIPELINE, LLC

By:	/s/ BEN MARCHIVE
Name:	Ben Marchive
Title:	President

Power of Attorney

Each person whose signature appears below appoints Bo Boyd and Hugh A. Menown, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

ENERGY XXI (BERMUDA) LIMITED
*
John D. Schiller, Jr.	Chairman and Chief Executive Officer	May 2, 2011
(Principal Executive Officer)

*
D. West Griffin	Chief Financial Officer	May 2, 2011
(Principal Financial Officer)

*
Hugh A. Menown	Senior Vice President, Chief Accounting Officer and Chief Information Officer	May 2, 2011
(Principal Accounting Officer)

*
William Colvin	Director	May 2, 2011

*
David M. Dunwoody	Director	May 2, 2011

/s/ Paul Davison
Paul Davison	Director	May 2, 2011

/s/ Cornelius Dupré II
Cornelius Dupré II	Director	May 2, 2011

/s/ Hill A. Feinberg
Hill A. Feinberg	Director	May 2, 2011

/s/ Kevin Flannery
Kevin Flannery	Director	May 2, 2011

*By: /s/ Bo Boyd
Bo Boyd
Attorney-in-fact

ENERGY XXI GULF COAST, INC.
ENERGY XXI USA, INC.
ENERGY XXI GOM, LLC
ENERGY XXI ONSHORE, LLC
ENERGY XXI TEXAS ONSHORE, LLC
ENERGY XXI PIPELINE, LLC
*
Ben Marchive	President (Principal Executive Officer)	May 2, 2011

*
Rick Fox	Chief Financial Officer	May 2, 2011
(Principal Financial Officer and Principal Accounting Officer)

*
John D. Schiller, Jr.	Director	May 2, 2011

*
D. West Griffin	Director	May 2, 2011

*By: /s/ Bo Boyd
Bo Boyd
Attorney-in-fact

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement.
4.1***	—	Form of Indenture.
4.2*	—	Form of Note.
4.3*	—	Form of Deposit Agreement.
4.4*	—	Form of Depositary Receipt.
4.5*	—	Form of Warrant Agreement, including Form of Warrant Certificate.
4.6*	—	Form of Guarantee Agreement.
4.7*	—	Form of Rights Agreement, including Form of Rights Certificate.
5.1***	—	Opinion of Appleby as to the legality of certain of the securities being registered.
5.2	—	Opinion of Vinson & Elkins L.L.P. as to the legality of certain of the securities being registered.
12.1***	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of UHY LLP.
23.2	—	Consent of Netherland, Sewell & Associates, Inc.
23.3***	—	Consent of Appleby (contained in Exhibit 5.1).
23.4	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.2).
24.1***	—	Powers of Attorney (contained on signature pages).
25.1**	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 respecting the Indenture.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K of the registrant.

**	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

***	Previously filed with this Registration Statement.